CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 10, 2011

Date of Report

(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3

South Renmin Road

Chengdu, P. R. China, 610041

(Address of principal executive offices (zip code))

+011-86-28-8615-4737

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

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This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Item 4 – Matters Related to Accountants and Financial Statements

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Due to the adoption of ASC 815-40 (formerly EITF 07-05), which is retrospectively applied to the periods specified below, in reclassifying Tianyin Pharmaceutical Co. Inc. (the “Company”) Series A and Series B warrants (the “Warrants”) to be liabilities, rather than equity, based on certain down round protection clauses, which will result non-cash, non-operational financial gain or loss, on June 10, 2011, the Company concluded that the consolidated financial statements included in its Form 10-K for the fiscal year ended June 30, 2010 and Form 10-Qs for the quarterly periods ended September 30, 2009, December 31, 2009, March 31, 2010, September 30, 2010, December 31, 2010, and March 31, 2011 should no longer be relied upon.

Management and the Board of Directors of the Company discussed this matter with the Company’s principal accountants and decided to amend the Company’s Form 10-Qs for the quarters ended September 30, 2010, December 31, 2010 and March 31, 2011 reporting periods including the comparative prior year period in these filings to reflect the non-cash, non-operational financial impact from the reclassification of the Warrants. The Company will also make corresponding revisions to its financial statements for the fiscal year ended June 30, 2010 in the Form 10-K for the fiscal year ended June 30, 2011.

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Section 8 – Other Events

Item 8.01. Other Events

On June 3, 2011, the Company issued a press release to announce that its Board of Directors authorized a stock repurchase program, pursuant to which the Company may purchase up to 3 million shares of its common stock on the open market at prevailing market price.

A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of Tianyin Pharmaceutical Co., Inc. dated June 3, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:

/s/ James Jiayuan Tong____________

Name: Dr. James Jiayuan Tong

    Title: Chief Financial Officer

Dated: June 16, 2011

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